EXHIBIT 4.3
                         H.E.R.C. PRODUCTS INCORPORATED

                                AGENCY AGREEMENT


                                                     As of November 15, 1996



Perrin, Holden & Davenport Capital Corp.
17 John Street
3rd Floor
New York, New York 10038

Gentlemen:

         H.E.R.C. Products Incorporated, a Delaware corporation ("Company"), proposes to offer for sale in a private placement ("Offering"), up to $1,500,000 in aggregate purchase price of shares of preferred stock, $.01 par value ("Preferred Stock"), as more fully described in the Certificate of Designations attached hereto as Exhibit A. The per-share offering price ("Offering Price") to purchasers ("Subscribers") will be $10.00 and the stated value will be $10.00 per share.

         The Offering will be made on a "best efforts, minimum $1,000,000, maximum $1,500,000 basis." The Preferred Stock will be sold only to "accredited investors" in accordance with Section 4(2) and/or 3(b) of the Securities Act of 1933, as amended ("Securities Act"), and Rules 501-506 of Regulation D ("Reg D") promulgated thereunder.

         The Subscribers shall have the rights and be subject to the terms and conditions reflected in the subscription agreement to be executed by each Subscriber and the Company (collectively, the "Subscription Agreements"), together with the exhibits thereto, including, but not limited to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996, and the Company's Proxy Statement, dated January 11, 1996, and the Company's Prospectus, dated June 12, 1996, all of which together will be referred to herein as the "Offering Documents." Perrin, Holden & Davenport Capital Corp. is sometimes referred to herein as the "Placement Agent" or as "PHD."

     6. Appointment of Placement Agent; The Offering.

     (a) Appointment of Placement Agent. You are hereby appointed exclusive Placement Agent of the Company for the purpose of assisting the Company in finding qualified Subscribers. You hereby accept such agency and agree to assist the Company in finding qualified Subscribers. You are hereby authorized to engage, at your option, the services of other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") to assist you in soliciting Subscribers and to remit to the broker-dealers all or a portion of the commissions payable to you under Section 4.3 hereof and the Placement Agent Option issuable to you under Section 4.4 hereof, as you shall determine.




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     (b) Offering  Period;  Closings.  The offering period  ("Offering  Period")
shall commence on November 15, 1996 and shall continue until November 30, 1996 ("Termination Date"), unless extended by the Company and the Placement Agent to a date not later than December 15, 1996, without notice to Subscribers. If at any time prior to the Termination Date, subscriptions for at least $1,000,000 in aggregate purchase price for the shares of Preferred Stock have been received and accepted (and funds in payment have cleared), then, upon the mutual consent of the Company and the Placement Agent, a closing ("Initial Closing") shall take place with respect to such accepted subscriptions and the Company shall continue the Offering until all the Preferred Stock is sold or the end of the Offering Period, whichever occurs first. After the Initial Closing, subsequent closings of Preferred Stock with respect to accepted subscriptions may take place at any time during the Offering Period as mutually determined by the Company and the Placement Agent (the Initial Closing and any subsequent closing will each be referred to herein as a "Closing"). If subscriptions for at least $1,000,000 in aggregate purchase price for the shares of Preferred Stock are not received and accepted (and funds in payment therefor cleared) by the Termination Date, then the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

     (c) Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents for delivery to potential Subscribers and such other information, documents and instruments which the Placement Agent deems reasonably necessary to act as placement agent hereunder and to comply with the rules, regula tions and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

     (d) Segregation of Funds. Each Subscriber for Preferred Stock shall wire the purchase price to a designated account maintained by Attorneys Graubard Mollen & Miller.

     (e) No Firm Commitment. The Company understands and acknowledges that the undertaking by the Placement Agent pursuant to this Agreement is not a "firm commitment" offering and that the Placement Agent is not obligated in any way to purchase or sell the Preferred Stock offered hereby.

     7. Representations and Warranties of the Company. The Company represents and warrants upon the execution of this Agreement and again at the Initial Closing and any subsequent Closings as follows:

     (a) Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation (except where the failure to so qualify would not have a material adverse effect on the Company) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification.

     (b) Authorized Capital. The Company is authorized to issue 40,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 6,356,487 shares of Common Stock and no shares of Preferred Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. The offers and sales of such outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration.




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     (c)  Financial  Statements;  No Material  Adverse  Changes.  The  financial statements of the Company included in the Offering Documents ("Financials") fairly present the consolidated financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject to year-end adjustments and normal recurring accruals. Other than as set forth on the September 30, 1996 balance sheet contained in the Financials ("Balance Sheet"), the Company has no material liabilities or obligations, contingent, direct, indirect or otherwise, except those incurred in the ordinary course of business since the date of the Balance Sheet. Except as otherwise stated in the Offering Documents or incurred in the ordinary course of the Company's business since September 30, 1996, there has not been any change in the condition, financial or otherwise, of the Company which could materially adversely affect its ability to conduct its operations as described in the Offering Documents.

     (d) No Pending Actions. There are no actions, suits, proceedings, claims, hearings, any investigations or inquiries before or by any court, governmental authority, tribunal or instrumentality (or to the Company's knowledge, any state of facts which would give rise thereto), pending or, to the Company's knowledge, threatened against the Company or involving the properties of the Company, which might result in any material adverse change in the business, properties, financial position or results of operations of the Company, or which might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

     (e) Private Offering Exemption. Assuming that (i) a proper Form D is filed in accordance with Rule 503 of Reg D, (ii) that the offer and the sale of the Preferred Stock by the Placement Agent is made in compliance with Rule 502(c) of Reg D and (iii) that the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by the Company), the sale of Preferred Stock in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D.

     (f) Due Authorization; Consents. The Company has full right, power and authority to enter into this Agreement, the Subscription Agreements and the Placement Agent Option (as defined in Section 4.4) and to perform all of its obligations hereunder and thereunder. This Agreement has been, and the Subscription Agreements and Placement Agent Option will be, duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement has been, and the Subscription Agreements and Placement Agent Option, when executed and delivered will have been, duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Subscription Agreements and Placement Agent Option, upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Subscription Agreements or Placement Agent Option, except that the offer and sale of the Preferred Stock in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions. Additionally, other than such consents as may have already been



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obtained, no consent, approval, authorization,  order of, filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Subscription Agreements and the Placement Agent Option.

     (g) Non-Contravention. The Company's execution and delivery of this Agreement, the Subscription Agreements and the Placement Agent Option, and the incurring of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein, will not (i) conflict with, or constitute a breach of, or a default under, the Certificate of Incorporation or By-Laws of the Company, or any contract, lease or other agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound, except where such breach(es) or default(s), singly or in the aggregate, would not have a material adverse effect on the Company; (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except where such violation(s), singly or in the aggregate, would not have a material adverse effect on the Company; or (iii) have any material adverse effect on any approval necessary for the Company to own, lease or operate any of its properties or to conduct its business.

     (h) Valid Issuances. The Preferred Stock, when issued and delivered in accordance with the terms of the Offering Documents, will be duly and validly issued, fully paid and non-assessable. The Placement Agent Option when issued and delivered in accordance with the terms of this Agreement or the Placement Agent Option, as the case may be, will be duly and validly issued. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Placement Agent Option when issued and delivered in accordance with their terms, will be duly and validly issued, fully paid and non-assessable. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Preferred Stock and exercise of the Placement Agent Option.

     (i) Offering Documents; 10b-5 Representation. The Offering Documents conform in all material respects with the requirements of Section 4(2) and/or 3(b) of the Securities Act and Rules 501-506 of Reg D and with the requirements of all other applicable rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings." The Offering Documents, taken as a whole, do not con tain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (j) Exchange Act Reports. The Company is subject to the reporting requirements of the Securities Act and Securities Exchange Act of 1934, as amended ("Exchange Act") and has filed all reports and statements required under the Securities Act and Exchange Act on a timely basis, and each report and statement was true and complete in all material respects when filed.

     (k) Subsidiaries. Whenever the context of this Agreement permits, the representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each subsidiary individually and as to the Company taken as a whole with all the subsidiaries, as if each representation and warranty contained herein made specific reference to the subsidiary each time the term "Company" is used.




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     8.  Representations  and Warranties of the Placement  Agent.  The Placement
Agent represents and warrants as follows:

     (a) Due Incorporation. The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would not have a materially adverse effect on the business of the Placement Agent.

     (b) Broker-Dealer Registration. The Placement Agent is registered as a broker-dealer under Section 15 of the Exchange Act.

     (c) Good Standing. The Placement Agent is a member in good standing of the NASD.

     (d) Sales in Certain Jurisdictions. Sales of Preferred Stock by the Placement Agent will be made only in such jurisdictions in which the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists.

     (e) Compliance with Laws. Offers and sales of Preferred Stock by the Placement Agent will be made in compliance with the provisions of Rule 502(c) of Reg D of the Securities Act, and the Placement Agent will furnish to each investor a copy of the Offering Documents prior to accepting any payments for the Preferred Stock. The Placement Agent will offer the Preferred Stock only in the jurisdictions indicated in the Blue Sky Survey delivered by Graubard Mollen & Miller ("GM&M") and in accordance with the limitations set forth therein.

     (f) Disqualification Provisions. Neither the Placement Agent nor any principal, director, officer or agent thereof is subject to any of the disqualification provisions set forth in Rules 262(b) or (c) under the Securities Act or state law applicable to the transactions contemplated hereby.

     9. Closings.

     (a) Closings. The Closings will take place at the offices of GM&M, located at 600 Third Avenue, New York, New York. At each Closing, the Company shall deliver to the Subscribers for the shares of Preferred Stock being purchased at such Closing, certificates representing the Preferred Stock against payment therefor by wire transfer.

     (b) Deliveries at each Closing. At each Closing, and as a condition to each Closing, the Company shall deliver or cause to be delivered to the Placement Agent on behalf of the Placement Agent and the Subscribers:

     a. Officers' Certificate. A certificate of the Company, signed by an executive officer thereof stating that (a) the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at each Closing, with the same effect as though expressly made at each Closing and
(b) that all covenants and agreements to be complied with by the Company prior to the Closing have been complied with;

     b. Secretary's Certificate. A certificate of the Company, signed by the Secretary or Assistant Secretary thereof, certifying that the attached copy of the Certificate of


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Incorporation,  as amended by the  Certificate  of  Designations  related to the
Preferred Stock, is in full force and effect, and has not been amended.

     c. Certificates. The certificates representing the Preferred Stock in the names of the Subscribers at such Closing and, at the last Closing, notwithstanding the preamble to this Section 4.2, the Placement Agent Option in such names as it designates.

     d. Other Documents. Such other Closing documents as shall be reasonably requested by the Placement Agent.

     (c) Placement Agent's Fees and Expenses. At each Closing, the Company shall pay to the Placement Agent a commission equal to 10% of the aggregate purchase price of the Preferred Stock sold. On or before the Initial Closing, the Company shall pay the legal fees and disbursements of GM&M referred to in paragraph 5.2 below. All the foregoing amounts are payable directly to the parties who are owed same by deduction from the aggregate pur chase price of the Preferred Stock sold.

     (d) Issuance of Placement Agent Option. At the last Closing with respect to the Offering, the Company shall issue to the Placement Agent or its designees, five-year options ("Placement Agent Option") to purchase that number of shares of Common Stock equivalent to one share of Common Stock for every two shares of Preferred Stock sold to subscribers in the Offering, at a purchase price of $3.00 per share of Common Stock, exercisable until the fifth anniversary date of the Initial Closing. The Placement Agent Option shall contain registration rights with respect to the shares underlying the Placement Agent Option identical to the registration rights granted to the Subscribers in the Offering.

     (e) GKN Securities Corp. Letter. At the first Closing, with respect to the Offering, the Company will deliver to the Placement Agent a letter pursuant to which GKN Securities Corp. will waive its right of first refusal in respect of the Offering and agreeing not to release certain officers and directors from the lockup agreements given in connection with offering of securities by the Company on April 3, 1996.

     10. Covenants. The Company covenants and agrees that:

     (a) Amendments to Offering Documents. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company taken as a whole as described in the Offering Documents, as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to the Placement Agent.

     (b) Expenses of Offering. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the Company's legal (including the fees and disbursements of GM&M) and accounting fees and disbursements, the costs of preparing, mailing and delivering the Offering Documents and amendments and supplements thereto, this Agreement, the Subscription



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Agreements  and the Placement  Agent Option and related  documents  (all in such quantities  as the  Placement  Agent  may  reasonably  require),  preparing  and
printing   stock,   filing  fees,   costs  and  expenses   (including  fees  and
disbursements of GM&M) incurred in qualifying the Offering under the "Blue Sky" laws of the states reasonably specified by the Placement Agent (which fees, excluding disbursements, shall be $5,000).

     (c) Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

     (d) Accuracy of Representations and Warranties. The Company hereby agrees that, prior to the Termination Date, it will take no action, and use its best efforts to prevent the occurrence of any event, which could result in any of its representations, warranties or covenants contained in this Agreement or any of the Offering Documents not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

     11. Registration Rights; Subscriber Lockup.

     (a) Registration Rights. As additional consideration for this Agreement and the transactions contemplated hereby, the Company agrees with the Placement Agent and will agree with each Subscriber, as the case may be, to register for resale under a Registration Statement ("Registration Statement") pursuant to the Securities Act and the Blue Sky or state securities laws of states reasonably selected by the Placement Agent, the Common Stock into which the Preferred Stock is convertible and the Common Stock underlying the Placement Agent Option. The Company agrees that the Registration Statement will be filed on or before the one-month anniversary of the Initial Closing. The Company agrees to use its best efforts to have the Registration Statement declared effective by February 14, 1997. If the Registration Statement is not declared effective by the close of business on April 15, 1997, as provided in the Certificate of Designations for the Preferred Stock, the conversion rate will be lowered. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or the securities may be sold by the holder pursuant to Rule 144, subject to customary "blackout" periods referred to in the Placement Agent Option and the Subscription Agreement. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Registration Statement.

     12. Indemnification and Contribution.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained
(A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Preferred Stock under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"); (ii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be



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stated  therein or necessary  to make the  statements  therein,  in light of the circumstances under which they were made, not misleading; or (iii) any breach by the Company of any of its representations, warranties or covenants contained herein or in the Subscription Agreements or Placement Agent Option and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based solely upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent which is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application; or (b) any breach by the Placement Agent of its representations, warranties or covenants contained herein (collectively, (a) and (b) above are referred to as the "Non-Indemnity Events").

     (b) Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event.

     (c) Procedure.  Promptly  after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought (if such failure materially prejudices the indemnifying party), but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

     (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the

Placement Agent on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand, and of the Placement Agent on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting other expenses) received by the Company, bear to the commissions received by the Placement Agent. The relative fault of the Company on the one hand, and the Placement Agent on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Equitable Considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.

     (f) Attorneys' Fees. The amount payable by a party under this Section 7 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

     13. Termination of Agreement. The Placement Agent will have the right to terminate this Agreement by giving written notice, as herein specified, at any time, at or prior to the Closing if: (i) material information comes to the attention of the Placement Agent relating to the Company, its management or its position in the industry which would preclude a successful Offering; (ii) a material adverse change has occurred in the financial condition, business or prospects of the Company (it being understood that losses not significantly in excess of losses for prior periods shall not be deemed to be material adverse changes); or (iii) the Company has breached any of its material representations, warranties or obligations hereunder, or failed to expeditiously proceed with the Offering. Notwithstanding anything contained herein to the contrary, if a Closing does not occur by December 15, 1996, through no fault of the Company, the Company may terminate this Agreement. The provisions of Sections 7, 8 and 18 of this Agreement shall survive the termination of this Agreement for any reason.

     14. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission, or mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to Perrin, Holden & Davenport Capital Corp., 17 John Street, 3rd Floor, New York, New York 10038, Attention: Jody Eisenman, President (Fax No. 212/566-4977); if to the Company, to H.E.R.C. Products Incorporated, 2202 West Lone Cactus Drive, #15, Phoenix, Arizona 85027, Attention: Gary S. Glatter, President (Fax No.
602/233-1107); and, in either case, a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, Esq. (Fax No. 212/687-6989); or, in each case, to such other address as the parties may hereinafter designated by like notice.

     15. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the persons described in Section 7.1 and 7.2 hereof, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

     16. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

     17. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     18. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

     19. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

     20. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

     21. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

     22. Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding brought in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     23. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Placement Agent shall survive execution of this Agreement and delivery of the Preferred Stock and/or the termination of this Agreement prior thereto.

         If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                                Very truly yours,

                                                H.E.R.C. PRODUCTS INCORPORATED


                                                  /s/ Gary S. Glatter
                                                -------------------------------
                                                Gary S. Glatter, President

AGREED:

PERRIN, HOLDEN & DAVENPORT
  CAPITAL CORP.


By:      /s/ Jody Eisenman
   ---------------------------
      Jody Eisenman, President

                         H.E.R.C. PRODUCTS INCORPORATED
                           2202 WEST LONE CACTUS DRIVE
                                    SUITE 15
                             PHOENIX, ARIZONA 85027



                                                              December 5, 1996



Perrin, Holden & Davenport Capital Corp.
17 John Street, 3rd Floor
New York, New York 10038

   Re:    Private Offering of Preferred Stock of H.E.R.C. Products Incorporated

Gentlemen:

                  Reference is made to the Agency Agreement, dated as of November 15, 1996, between you and H.E.R.C. Products Incorporated ("Company"), pursuant to which the Company proposed to offer for sale in a private placement ("Offering"), up to $1,500,000 in aggregate purchase price of shares of preferred stock, $.01 par value ("Preferred Stock") on a "best efforts, minimum $1,000,000, maximum $1,500,000 basis." This is to confirm our agreement to increase the Offering to up to $1,850,000 in aggregate purchase price of shares of Preferred Stock on a "best efforts, minimum $1,000,000, maximum $1,850,000 basis."

                  If  you  find  the  foregoing  is  in   accordance   with  our
understanding, please execute a copy of this letter where indicated below.

                                                Sincerely,

                                                H.E.R.C. PRODUCTS INCORPORATED


                                                By:      /s/ Gary S. Glatter
                                                   ---------------------------
                                                    Gary S. Glatter, President

AGREED:

PERRIN, HOLDEN & DAVENPORT CAPITAL CORP.


By:      /s/ Jody Eisenman
   -----------------------------
      Jody Eisenman, President

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